EXHIBIT 10.6

                                   (REDACTED)

      [ * ] = Confidential materials omitted and filed separately with the
                      Securities and Exchange Commission.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                AND BILL OF SALE

                  This Agreement and Bill of Sale, dated as of July 15, 1999, is made by and between Agritope, Inc., a Delaware corporation ("Agritope"), and ACTTAG, Inc., a Delaware corporation ("ACTTAG"). ACTTAG is the wholly-owned subsidiary of Agritope. Agritope and ACTTAG hereby agree as follows:

                  1. ASSIGNMENT. As a contribution to the capital of ACTTAG and in consideration for the issuance to Agritope of all of the issued and outstanding shares of the the common capital stock of ACTTAG, Agritope hereby:
(i) assigns to ACTTAG, and ACTTAG hereby accepts, all of Agritope's right, title and interest in the contracts listed in the attached Schedule 1 (the "Contracts"); (ii) assigns, transfers, conveys and delivers to ACTTAG, all of Agritope's right, title and interest in and to the biological materials described in the attached Schedule 2 hereto (the "Existing Agritope Collection"); and (iii) assigns, transfers, conveys and delivers to ACTTAG, as the successor to that portion of Agritope's business to which the trademarks "AGRINOMICS" and "ACTTAG" (the "Marks") pertain, all of Agritope's right, title and interest in and to such trademarks and any goodwill associated therewith and all pending trademark applications with respect thereto. Schedule 1 and Schedule 2 are incorporated herein by this reference.

                  2. ASSUMPTION. ACTTAG hereby assumes all of the obligations to be performed by Agritope under the Contracts after the date of this Agreement and Bill of Sale (the "Assumed Obligations"). ACTTAG shall fully and timely perform all of the Assumed Obligations in accordance with the applicable Contracts, it being understood, however, that the parties contemplate that ACTTAG will assign the Contracts to Agrinomics LLC ("Agrinomics") and obtain the agreement of Agrinomics to fully and timely perform all of the Assumed Obligations in accordance with the applicable Contracts.

                  3. DELIVERY. Agritope shall deliver to ACTTAG the Existing Agritope Collection and a copy of Agritope's records pertaining to any of the Contracts or any of the Marks (including, without limitation, copies of the Contracts, any amendments to the Contracts, any reports and other documentation delivered under the Contracts, and any correspondence with the other party to the Contracts to the extent relating to the Contracts).

                  4. WARRANTY. Agritope warrants that all of its right, title and interest in the Existing Agritope Collection, the Contracts, and the Marks are assigned to ACTTAG pursuant to this Agreement and Bill of Sale free and clear of any and all mortgages, deeds of trust, security interests and other liens arising by, through or under Agritope. Agritope shall defend ACTTAG's right, title and interest in the Existing Agritope Collection, the Contracts, and the Marks against any such mortgage, deed of trust, security interest or other lien.

                  5. DISCLAIMER. Except as may be explicitly stated in the LLC Agreement establishing Agrinomics, and in that certain Research and Management Contract between Agritope and Agrinomics dated as of July 1, 1999, AGRITOPE DOES NOT MAKE ANY WARRANTY (WHETHER OF MERCHANTABILITY, FITNESS, NON-INFRINGEMENT OR OTHERWISE) WITH REGARD TO THE CONDITION, NATURE, PERFORMANCE, CAPACITY, RESPONSIVENESS, QUALITY, SUITABILITY, FITNESS, SOURCE OR CHARACTERISTICS OF THE EXISTING AGRITOPE COLLECTION, THE MARKS, OR OF ANY FACILITY, COLLECTIONS, EQUIPMENT, SOFTWARE, SERVICES, GOODS OR OTHER ITEMS SUBJECT TO ANY OF THE CONTRACTS. ACTTAG acknowledges that it has reviewed, understands and agrees to all of the provisions of each Contract.

                  6. INDEMNITY BY AGRITOPE. Agritope shall defend and indemnify ACTTAG and Agrinomics and its Members and their affiliates (other than Agritope) and their officers, directors, shareholders, employees representatives, and agents, from and against any and all claims that may arise out of any breach of or default under any of the Contracts by Agritope prior to the date of this Agreement and Bill of Sale. Further, Agritope shall pay or reimburse any and all costs, expenses and attorneys' fees reasonably incurred by ACTTAG or Agrinomics and its Members and their affiliates (other than Agritope) and their officers, directors, shareholders, employees representatives, and agents, in connection with the defense, settlement or satisfaction of any such claim. However, Agritope's obligations under this paragraph are conditioned upon ACTTAG's and Agrinomics' or such parties': giving Agritope prompt written notice of the claim; cooperating with Agritope in connection with Agritope's defense, compromise, settlement and satisfaction of the claim; and not compromising, settling or satisfying the claim without the prior written consent of Agritope, which consent shall not be unreasonably withheld.

                  7. INDEMNITY BY ACTTAG. ACTTAG shall defend and indemnify Agritope and its affiliates and their officers, directors, shareholders, employees representatives, and agents from and against any and all claims that may arise out of any breach of or default under any of the Contracts by ACTTAG or Agrinomics after the date of this Agreement and Bill of Sale. Further, ACTTAG shall pay or reimburse any and all costs, expenses and attorneys' fees reasonably incurred by Agritope in connection with the defense, settlement or satisfaction of any such claim. However, ACTTAG's obligations under this paragraph are conditioned upon Agritope's or such parties': giving ACTTAG prompt written notice of the claim; cooperating with ACTTAG in connection with ACTTAG's defense, compromise, settlement and satisfaction of the claim; and not compromising, settling or satisfying the claim without the prior written consent of ACTTAG, which consent shall not be unreasonably withheld.

                  8. GOVERNING LAW; DISPUTES. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other jurisdiction to the contrary. If the parties fail to reach agreement with respect to a dispute or difference (other than as to a question relating to patent validity, which the parties intend will be decided in litigation and not in arbitration), between the parties arising out of or in connection with this Agreement, the dispute or difference will, to the fullest extent permitted by law, be determined by arbitration in New York City, in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an independent and impartial arbitrator, who (unless the parties agree otherwise) shall have had both training and experience as an arbitrator of agricultural technology licensing matters, including biotechnology, and who shall be, and for at least ten years shall have been, a partner, shareholder or member in a highly respected law firm headquartered in the United States. The arbitrator may decide any issue as to whether, or as to the extent to which, any dispute is subject to the arbitration and other dispute resolution provisions in this Agreement. The arbitrator must base the award on the provisions of this Agreement and must render the award in a writing which must include an explanation of the reasons for such award. Any arbitration pursuant to this section will be governed by the substantive laws of Delaware applicable to contracts made and to be performed in that state, without regard to conflicts of law rules, and by the arbitration law of the Federal Arbitration Act (9 U.S.C. ss.1 et seq.). Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The statute of limitations of Delaware applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this Section. All fees, costs and expenses of the arbitrator, and all other costs and expenses of the arbitration, will be shared equally by the parties to this Agreement unless such parties agree otherwise or unless the arbitrator in the award assesses such costs and expenses against one of such parties or allocates such costs and expenses other than equally between such parties. Notwithstanding the foregoing, either party may, on good cause shown, seek a temporary restraining order and/or a preliminary injunction from a court of competent jurisdiction, to be effective pending the institution of the arbitration process and the deliberation and award of the arbitrator.

                  9. ENTIRE AGREEMENT. This Agreement and Bill of Sale is made pursuant to that certain Limited Liability Company Agreement among Agritope, ACTTAG and Rhone-Poulenc Ag Company dated as of July 1, 1999 (the "LLC Agreement") and that certain Stock Subscription between Agritope and ACTTAG, dated as of July 12, 1999 (the "Subscription"). This Agreement and Bill of Sale, together with the Subscription and the LLC Agreement, and the agreements referenced therein, constitutes the entire agreement, and supersedes any and all prior agreements, between the parties with respect to the Existing Agritope Collection, the Contracts, and the Marks.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement and Bill of Sale as of the date first set forth above.


AGRITOPE, INC.:                               ACTTAG, INC.:
--------------                                -------------



By:   /s/Adolph J. Ferro                      By:   /s/Adolph J. Ferro
Title: Adolph J. Ferro, CEO                   Title:  Adolph J. Ferro, President

                         SCHEDULE 1: ASSIGNED CONTRACTS
                         ------------------------------

         1. That certain Research, License and Option Agreement dated as of October 23, 1998, by and between The Salk Institute for Biological Sciences and Agritope, as amended.

         2. That certain Research and Option to License Agreement dated as of January 21, 1999, by and between the University Court of the University of Edinburgh and Agritope.

             SCHEDULE 2: DESCRIPTION OF EXISTING AGRITOPE COLLECTION
             -------------------------------------------------------

         [ * ]






















[ * ] = Confidential materials omitted and filed separately with the Securities and Exchange Commission.

                                      -7-